Exhibit 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SABA SOFTWARE, INC.

SPECIAL MEETING OF STOCKHOLDERS

[                    ], 2005

The undersigned hereby appoints Bobby Yazdani and Peter E. Williams III and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of Saba Software, Inc. that the undersigned is entitled to vote at the special meeting of stockholders to be held at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on [            ],[                    ], 2005 at 10:00 a.m., Pacific Time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED TO APPROVE THE ISSUANCE OF SECURITIES OF SABA SOFTWARE, INC. PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION, DATED OCTOBER 5, 2005 AND FOR PROPOSALS 2 and 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE MARK YOUR CHOICE LIKE

THIS ☒ IN BLUE OR BLACK INK

1.	To approve the issuance of Saba Software, Inc. common stock pursuant to the Agreement and Plan of Reorganization, dated October 5, 2005, by and among Saba Software, Inc., Spruce Acquisition Corporation, Spruce Acquisition, LLC and Centra Software, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To grant Saba Software, Inc. management the discretionary authority to adjourn the special meeting, if necessary, in order to enable the Saba Software, Inc. board of directors to solicit additional proxies in favor of the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

PLAN TO ATTEND THE MEETING ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Signature                                                      Signature                                                      Dated:                                                      , 2005

(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)